UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 19, 2006

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

P.O. BOX 660199

DALLAS, TEXAS 75266-0199

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2006, the Compensation Committee of the Registrant’s Board of Directors approved a form of agreement for awards of restricted stock units made on or after such date to the Registrant’s executive officers. Each restricted stock unit represents a right to receive one share of common stock of the Registrant upon the vesting date(s) specified in the award, subject to the terms and conditions of the agreement. Among the terms and conditions, the form provides for (a) termination of the award in the event of employment termination before the vesting date, except in cases of termination due to death, permanent disability or retirement, (b) reduction of the number of shares issuable under the award in the event of retirement, (c) acceleration of vesting in the event of a change in control as defined in the agreement and (d) possible termination of the award and recapture of profits if the grantee breaches noncompete obligations.

The form of agreement is attached hereto as Exhibit 10 and is incorporated herein by reference.

ITEM 9.01.	Exhibits

Designation of Exhibit in this Report	Description of Exhibit

10	Form of Restricted Stock Unit Agreement Under the Texas Instruments 2000 Long-Term Incentive Plan (furnished pursuant to Item 1.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: January 20, 2006	By:	/s/ JOSEPH F. HUBACH
Joseph F. Hubach
Senior Vice President, Secretary and General Counsel

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